EXHIBIT 10.2

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE SAGE THERAPEUTICS, INC.
2014 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee: ###PARTICIPANT_NAME###

Target No. of Performance-based Restricted Stock Units: ###TOTAL_AWARDS###

Grant Date: ###GRANT_DATE###

[Performance Period: [__]]

 Pursuant to the Sage Therapeutics, Inc. 2014 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Sage Therapeutics, Inc. (the “Company”) hereby grants an award of the target number of Performance-based Restricted Stock Units (“PSUs”) listed above (an “Award”) to the Grantee named above. Each PSU shall relate to one share of common stock, par value $0.0001 per share (the “Stock”) of the Company and shall be subject to all of the terms and conditions set forth in this Performance-Based Restricted Stock Unit Award Agreement (the “Agreement”) and the Plan. Capitalized terms used in this Agreement and not otherwise defined will have the meaning set forth in the Plan.

 1. Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the PSUs have vested as provided in Exhibit A of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

 2. Vesting of PSUs. Subject to the conditions contained herein and in the Plan, the PSUs shall vest as provided in Exhibit A to this Agreement.

3. Termination of Employment. Except as set forth in Exhibit A to this Agreement, if the Grantee’s employment with the Company or its Subsidiaries terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Exhibit A to this Agreement, any PSUs that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested PSUs.

 4. Issuance of Shares of Stock. As soon as practicable following the Administrator’s certification of the satisfaction of the vesting conditions set forth in Exhibit A to this Agreement (but in no event later than two and one-half months after the end of the year in which such certification occurs), the Company shall issue to the Grantee the number of shares of Stock determined pursuant to Exhibit A to this Agreement, less the amount [withheld] OR [sold to cover withholding] under Section 6, and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

 5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.

6. Tax Withholding. [The minimum tax withholding obligation arising from vesting of the PSUs will be satisfied through withholding by the Company from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.] OR [The Grantee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Grantee any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the PSUs. At such time as the Grantee is not aware of any material nonpublic information about the Company or the Stock and is not prohibited from doing so by the Company’s insider trading policy or otherwise, the Grantee shall execute the instructions set forth in Exhibit B attached hereto (the “Durable Automatic Sell-to-Cover Instruction”) as the means of satisfying such tax obligation. If the Grantee is required to but does not execute the Durable Automatic Sell-to-Cover Instruction prior to an applicable vesting date, then the Grantee agrees that if under applicable law the Grantee will owe taxes at such vesting date on the portion of the award then vested the Company shall be entitled to immediate payment from the Grantee of the amount of any tax required to be withheld by the Company. The Company shall not deliver any shares of Stock to the Grantee until it is satisfied that all required withholdings have been made.]

 7. Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code. The delivery of shares of Stock on the vesting of the PSUs may not be accelerated or deferred unless permitted or required by Section 409A.

 8. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

 9. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

 10. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

 11. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

SAGE THERAPEUTICS, INC.

By: ###SIGNATURE###

Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

 Dated:

Grantee’s Signature

Grantee’s name and address: